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                                                                   Exhibit 10.67

                   SIXTH AMENDMENT TO COST SHARING NATIONAL
                                 IRU AGREEMENT

     THIS SIXTH AMENDMENT TO COST SHARING NATIONAL IRU AGREEMENT ("Amendment") is made and entered into as of the 31st day of August 2000, by and between LEVEL 3 COMUNICATIONS, LLC, a Delaware limited liability company ("Grantor") and SPLITROCK SERVICES, INC., a Delaware corporation ("Grantee"). This Amendment modified and amends that certain Costs Sharing National IRU Agreement dated April 26, 1999 between Grantor and Grantee (the "Agreement").

     Grantor and Grantee hereby agree as follows:

1. Amendment. Grantor and Grantee hereby amend Section 3.02 of the Agreement by
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   deleting the second sentence in its entirety and inserting in lieu thereof the following sentence:

               The Option may be exercised by Grantee by written notice to Grantor referring specifically to this
               Section 3.02 delivered at any time prior to September 22, 2000 (the "Option Period"); provided, Grantor may, in its sole discretion, extend the Option Period if Grantor determines that fibers are available in the Grantor Cable to serve as the Option Fibers.

2. Ratification. Except as amended by the First through Fifth and this Sixth
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   Amendment, the original terms and provisions of the Agreement shall continue in full force and effect and the Agreement, as amended by the First through Fifth, and this Sixth Amendment, is hereby ratified and confirmed.

3. Counterparts. This Sixth Amendment may be executed in counterparts and may be
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   delivered by facsimile transmission.


LEVEL 3 COMMUNICATIONS, LLC                 SPLITROCK SERVICES, INC.


By: _____________________________           By: ____________________________

Title: __________________________           Title: _________________________